Exhibit 99.1

I. INDIVIDUAL CASES

A. Engle Progeny Cases.

Pursuant to the Florida Supreme Court's ruling in Engle v. Liggett Group Inc., which decertified the Engle class on a prospective basis, former class members had until January 2008 to file individual lawsuits. Lawsuits by individuals requesting the benefit of the Engle ruling are referred to as the “Engle progeny” cases. In October 2013, the Company announced a settlement of the claims of more than 4,900 Engle progeny plaintiffs. This settlement is referred to as Engle Progeny Settlement I. In December 2016, the Company announced the settlement of an additional 124 cases. This settlement is referred to as Engle Progeny Settlement II. Notwithstanding the settlements, the claims of approximately 125 Engle progeny plaintiffs remain pending. For more information on the Engle case and on the settlement, see “Note 15. Contingencies.”

(i)	Engle Progeny Cases with trial dates through December 31, 2017 (listed alphabetically).

Catanzaro v. Philip Morris USA Inc., et al., Case No. 08-CA-022107, Florida, Hillsborough County (case filed 09/22/08).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for trial starting 09/05/17.

Duncan v. R.J. Reynolds, et al., Case No. 2009-30218, Circuit Court of the 7th Judicial Circuit, Volusia County (case filed 01/15/09).  One individual suing. The case is scheduled for trial starting 03/20/17.

Liles v. R.J. Reynolds, et al., Case No. 2009-30060, Circuit Court of the 7th Judicial Circuit, Volusia County (case filed 01/15/09).  Two individuals suing. The case is scheduled for trial starting 03/20/17.

Nixon v. R.J. Reynolds, et al., Case No. 07-CA-024426, Circuit Court of the 15th Judicial Circuit, Palm Beach County (case filed 01/08/08). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 02/17/17.

Santoro v. R.J. Reynolds, et al., Case No. 08-025807, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 06/05/08). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled the trial starting 03/31/17.

Walker v. R.J. Reynolds, et al., Case No. 50-2008-CA-000238, Circuit Court of the 15th Judicial Circuit, Palm Beach County (case filed 01/04/08).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled as the back-up case for trial starting 03/31/17.

(ii)	Post-Trial Engle Progeny Cases.

Boatright, et al. v. R.J. Reynolds, et al., Case No. 53-2011-CA-000158-000-WH, Circuit Court of the 10th Judicial Circuit, Polk County (case filed 01/12/11).  This was a personal injury action filed by a smoker and his spouse that proceeded to jury trial in October 2014.  At the close of plaintiff’s case, the court granted directed verdict to Liggett on all claims other than the claim for conspiracy to conceal.  In November 2014, the jury returned a verdict in favor of plaintiffs and awarded compensatory damages in the amount of $15,000,000.  The jury apportioned fault as follows:  Plaintiff - 15%, Philip Morris - 85%.  While the jury determined that Liggett’s participation in an agreement to conceal was a legal cause of injury to plaintiffs, the court refused to allow the jury to consider apportioning fault to Liggett.  The jury assessed punitive damages against Philip Morris for $19,700,000 and Liggett for $300,000.  Post-trial motions were denied.  In January 2015, a joint and several judgment was entered against the defendants for $12,750,000 for the compensatory damages and $300,000 in punitive damages was awarded against Liggett. The defendants appealed to the Second District Court of Appeal. In March 2015, plaintiffs' motion for attorneys' fees was denied by the court. Plaintiffs appealed that ruling. Oral argument occurred on October 18, 2016. A decision is pending. Any potential liability resulting from this case is included in the settlement amount Liggett will pay pursuant to Engle Progeny Settlement II.

Calloway v. R.J. Reynolds, et al., Case No. 08-21770, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 05/15/08). This was a wrongful death action that proceeded to jury trial in April 2012. In May 2012, the jury returned a verdict in favor of the plaintiff and awarded compensatory damages in the amount of $20,500,000, which the court subsequently reduced to $16,100,000.  The jury apportioned fault as follows: Decedent - 20.5%, R.J. Reynolds - 27%, Philip Morris - 25%, Lorillard - 18% and Liggett - 9.5% ($1,529,500).  In August 2012, the trial court entered a joint and several judgment for compensatory damages in that amount. In addition, the judgment awarded plaintiff $7,600,000 in punitive damages against Liggett. In September 2016, the Fourth District Court of Appeal reversed the judgment in its entirety and remanded the case for a new trial. Plaintiff filed a notice to invoke the discretionary jurisdiction of the Florida Supreme Court. Jurisdictional briefing is complete and a decision is pending. Any potential liability resulting from this case is included in the settlement amount Liggett will pay pursuant to Engle Progeny Settlement II.

Putney v. R.J. Reynolds, et al., Case No. 07-36668, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 12/28/07). This was a wrongful death action that proceeded to jury trial in March 2010. In April 2010, the jury returned a verdict in favor of the plaintiff and awarded compensatory damages in the amount of $15,000,000. The jury apportioned fault as follows: Decedent - 35%, R.J. Reynolds - 30%, Liggett - 20% ($3,008,138) and Philip Morris - 15%. No punitive damages were awarded against Liggett. In June 2013, the Fourth District Court of Appeal held that the trial court erred in entering summary judgment against defendants on their statute of repose defense and in denying the defendant's motion for remittitur of the compensatory damages. As a result, the Fourth District Court of Appeal reversed and remanded for further proceedings. The Florida Supreme Court subsequently quashed that decision as it related to the statute of repose issue. On remand from the Florida Supreme Court, the Fourth District Court of Appeal concluded an Engle progeny plaintiff can prevail on an independent tort for conspiracy.  The Fourth District Court of Appeal reiterated that the trial court erred in not granting defendants’ motions for remittitur of the consortium award to decedent’s adult children.  Accordingly, on remand, the trial court will enter an order remitting that amount.  Either party may elect to reject the trial court’s remittitur.  If the remittitur is rejected, the trial court will conduct a new trial on non-economic compensatory damages. A hearing is scheduled on March 14, 2017. Plaintiff moved for an award of attorneys' fees against Liggett pursuant to the fee shifting provisions of Florida's proposal for settlement statute based on a settlement offer that was not accepted by Liggett.  The court granted the attorneys' fee motion with the amount to be determined in a future proceeding, however, based on the appellate proceedings, there is not presently a judgment against Liggett that would support an award of attorneys' fees.

Ward v. R.J. Reynolds, et al., Case No. 2008-CA-2135, Circuit Court of the 1st Judicial Circuit, Escambia County (case filed 12/13/07). This was a wrongful death action that proceeded to jury trial in January 2012. In January 2012, the jury returned a verdict in favor of the plaintiff and awarded compensatory damages in the amount of $1,000,000. The jury apportioned fault as follows: Decedent - 50%, R.J. Reynolds - 30%, Philip Morris - 10%, Lorillard - 9.9% and Liggett - 0.1% ($1,000). No punitive damages were awarded against Liggett. Two of the defendants settled before trial. A joint and several judgment was entered against Liggett and the other defendant for $487,000. In September 2013, the First District Court of Appeal affirmed. Liggett satisfied the merits judgment in January 2014.  In November 2015, the trial court awarded plaintiff $981,116 in attorneys’ fees and costs and entered final judgment jointly and severally against Liggett and the other defendant.  Defendants appealed that final judgment and briefing is underway. Other than the issue regarding attorneys' fees, this matter is concluded.

B. Other Individual Cases.

Florida

Cowart v. Liggett Group Inc., et al., Case No. 98-01483-CA, Circuit Court of the 4th Judicial Circuit, Duval County (case filed 03/16/98). One individual suing. Liggett is the only tobacco company defendant in this case. The case is dormant.

Cox v. R.J. Reynolds, et al., Case No. 05-CA-000677, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 01/21/05). One individual suing. There has been no recent activity in this case.

Ditslear v. R.J. Reynolds, et al., Case No. 05-CA-000899, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 01/28/05). One individual suing. There has been no recent activity in this case.

Fuchs v. R.J. Reynolds, et al., Case No. 05-CA-000681, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 01/21/05). One individual suing. There has been no recent activity in this case.

Gentile v. R.J. Reynolds, et al., Case No. 50215CA-005405XXXXMB, Circuit Court of the 15th Judicial Circuit, Palm Beach County (case filed 05/26/15). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 04/07/17.

Laschke, et al. v. R.J. Reynolds, et al., Case No. 96-8131-CI-008, Circuit Court of the 6th Judicial Circuit, Pinellas County (case filed 12/20/96). Two individuals suing. The dismissal of the case was reversed on appeal, and the case was remanded to the trial court. An amended complaint was filed by the plaintiffs. In January 2006, defendants moved to dismiss the amended complaint. A hearing has not been scheduled.

Meckler v. Liggett Group Inc., Case No. 97-03949-CA, Circuit Court of the 4th Judicial Circuit, Duval County (case filed 07/10/97). One individual suing. Liggett is the only defendant in this case. The case is dormant.

Louisiana

Oser v. The American Tobacco Co., et al., Case No. 97-9293, Circuit Court of the Civil District Court, Parish of Orleans (case filed 05/27/97). One individual suing. There has been no recent activity in this case.

Reese, et al. v. R. J. Reynolds, et al., Case No. 2003-12761, Circuit Court of the 22nd Judicial District Court, St. Tammany Parish (case filed 06/10/03). Five individuals suing. There has been no recent activity in this case.

Maryland

Bearman, et al. v. Union Carbide Corporation, et al., Case No. 24-X-14-000303, Circuit Court, Baltimore City (case filed 07/13/15).  Two individuals suing.  Plaintiff and his wife seek damages allegedly caused by exposure to asbestos and cigarettes, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants, including Liggett. In August 2015, Liggett moved to dismiss the first amended complaint. The motion is pending. The court expects to schedule hearings on outstanding motions to dismiss in March 2017.

Church v. Union Carbide Corporation, et al., Case No. 24-X-15-000225, Circuit Court, Baltimore City (case filed 11/21/16). One individual suing. Plaintiff seeks damages allegedly caused to decedent by exposure to asbestos and cigarette smoke, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants, including Liggett. In December 2016, Liggett moved to dismiss the first amended complaint. The motion is pending. The court expects to schedule hearings on outstanding motions to dismiss in March 2017.

Cook, et al. v. Union Carbide Corporation, et al., Case No. 24-X-13-000445, Circuit Court, Baltimore City (case filed 09/12/13). Two individuals suing. Plaintiff and his wife seek damages allegedly caused by exposure to asbestos and cigarettes, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants. In November 2013, defendants moved to dismiss the first amended complaint. The motion is pending. The court expects to schedule hearings on outstanding motions to dismiss in March 2017.

Cowens, et al. v. John Crane-Houdaille Inc., et al., Case No. 24-X-11-000335, Circuit Court, Baltimore City (case filed 09/12/13). Three individuals suing. Plaintiffs are the surviving children of the decedent. Plaintiffs seek damages allegedly caused to decedent by exposure to asbestos and cigarette smoke, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants, including Vector Tobacco. In January 2014, defendants moved to dismiss the first amended complaint. The motion is pending. The court expects to schedule hearings on outstanding motions to dismiss in March 2017.

Culotta v. Union Carbide Corporation, et al., Case No. 24-X-12-000690, Circuit Court, Baltimore City (case filed 06/20/13). One individual suing. Plaintiff seeks damages allegedly caused to decedent by exposure to asbestos and cigarette smoke, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants. In July 2013, defendants moved to dismiss the first amended complaint. The motion is pending. The court expects to schedule hearings on outstanding motions to dismiss in March 2017.

Danna v. Union Carbide Corporation, et al., Case No. 24-X-15-000155, Circuit Court, Baltimore City (case filed 08/19/15). One individual suing. Plaintiff seeks damages allegedly caused by his exposure to asbestos and cigarette smoke, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants. In September 2015, Liggett moved to dismiss the first amended complaint. The motion is pending. The court expects to schedule hearings on outstanding motions to dismiss in March 2017.

Fales v. John Crane-Houdaille, Inc., et al., Case No. 24-X-11-000326, Circuit Court, Baltimore City (case filed 06/10/13). One individual suing. Plaintiff is the surviving child of decedent. Plaintiff seeks damages allegedly caused to decedent by exposure to asbestos and cigarette smoke, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants. In July 2013, defendants moved to dismiss the first amended complaint. The motion is pending. The court expects to schedule hearings on outstanding motions to dismiss in March 2017.

Fike v. Union Carbide Corporation, et al., Case No. 24-X-16-000102, Circuit Court, Baltimore City (case filed 12/21/16). One individual suing. Plaintiff seeks damages allegedly caused to decedent by exposure to asbestos and cigarette smoke, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants, including Liggett. In January 2017, Liggett moved to dismiss the first amended complaint. The motion is pending. The court expects to schedule hearings on outstanding motions to dismiss in March 2017.

Lively v. Union Carbide Corporation, et al., Case No. 24-X-13-000710, Circuit Court, Baltimore City (case filed 03/20/15). One individual suing. Plaintiff seeks damages allegedly caused to decedent by exposure to asbestos and cigarette smoke, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants, including Liggett and Vector Tobacco. In April 2015, defendants moved to dismiss the first amended complaint. The motion is pending. The court expects to schedule hearings on outstanding motions to dismiss in March 2017.

Majors v. Union Carbide Corporation, et al., Case No. 24-X-14-000397, Circuit Court, Baltimore City (case filed 06/09/15). One individual suing. Plaintiff seeks damages allegedly caused to decedent by exposure to asbestos and cigarette smoke, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants, including Liggett. In August 2016, Liggett moved to dismiss the second amended complaint. The motion is pending. The court expects to schedule hearings on outstanding motions to dismiss in March 2017.

Poist v. Union Carbide Corporation, et al., Case No. 24-X-14-000356, Circuit Court, Baltimore City (case filed 11/21/16). Two individuals suing. Plaintiffs seek damages allegedly caused to decedent by exposure to asbestos and cigarette smoke, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants, including Liggett. In December 2016, Liggett moved to dismiss the first amended complaint. The motion is pending. The court expects to schedule hearings on outstanding motions to dismiss in March 2017.

Ruth v. Union Carbide Corporation, et al., Case No. 24-X-13-000717, Circuit Court, Baltimore City (case filed 08/07/15). One individual suing. Plaintiff seeks damages allegedly caused by his exposure to asbestos, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants, including Liggett. In September 2015, Liggett moved to dismiss the first amended complaint. The motion is pending. The court expects to schedule hearings on outstanding motions to dismiss in March 2017.

Sapp, et al. v. Union Carbide Corporation, et al., Case No. 24-X-14-000310, Circuit Court, Baltimore City (case filed 07/13/15).  Four individuals suing.  Plaintiffs seek damages allegedly caused by exposure to asbestos and cigarettes, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants, including Liggett. In August, 2015, Liggett moved to dismiss the first amended complaint. The motion is pending. The court expects to schedule hearings on outstanding motions to dismiss in March 2017.

Schwartz v. Union Carbide Corporation, et al., Case No. 24-X-15-000074, Circuit Court, Baltimore City (case filed 05/22/15). One individual suing. Plaintiff seeks damages allegedly caused to decedent by exposure to asbestos and cigarette smoke, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants, including Liggett. In June 2015, defendants moved to dismiss the first amended complaint. The motion is pending. The court expects to schedule hearings on outstanding motions to dismiss in March 2017.

Thorpe, et al. v. Union Carbide Corporation, et al., Case No. 24-X-14-000225, Circuit Court, Baltimore City (case filed 05/16/14). Two individuals suing. Plaintiffs are the surviving children of the decedent. Plaintiffs seek damages allegedly caused to decedent by exposure to asbestos and cigarette smoke, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants, including Liggett and Vector Tobacco. In July 2014, defendants moved to dismiss the first amended complaint. The motion is pending. The court expects to schedule hearings on outstanding motions to dismiss in March 2017.

Wilt, et al. v. Union Carbide Corporation, et al., Case No. 24-X-12-000529, Circuit Court, Baltimore City (case filed 04/24/14). Two individuals suing. Plaintiff and his wife seek damages allegedly caused by his exposure to asbestos and cigarettes, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants, including Liggett and Vector Tobacco. In July 2014, defendants moved to dismiss the first amended complaint. The motion is pending. The court expects to schedule hearings on outstanding motions to dismiss in March 2017.

Missouri

Nuzum, et al. v. Brown & Williamson Tobacco Corporation, et al., Case No. 03-cv-237237, Circuit Court, Jackson County (case filed 05/21/03). Two individuals suing. A case management conference occurred on June 24, 2016.

New York

Debobes v. The American Tobacco Company, et al., Case No. 29544/92, Supreme Court of New York, Nassau County (case filed 10/17/97). One individual suing. There has been no recent activity in this case.

Hausrath, et al. v. Liggett Group LLC, Case No. I2001-09526, Supreme Court of New York, Erie County (case filed 01/24/02). Two individuals suing. Liggett is the only remaining defendant. In July 2013, the court granted plaintiffs' motion to restore the case to the active docket calendar. Liggett appealed, and the intermediate appellate court affirmed the lower court's decision. In November 2015, the court entered a case management order providing discovery deadlines. A status conference is scheduled for March 13, 2017.

Shea, et al. v. The American Tobacco Company, et al., Case No. 008938/03, Supreme Court of New York, Nassau County (case filed 10/17/97). Two individuals suing. In December 2008, the trial court granted defendants' motion to dismiss plaintiffs' claims for punitive damages as barred by the industry's 1998 settlement with the New York Attorney General, but denied the defendants' motion to dismiss the case. The dismissal of the punitive damages claim was affirmed by the intermediate appellate court in May 2010. Plaintiffs' motion to reargue the decision was denied by the appellate court. The case is stayed.

Standish v. The American Tobacco Company, et al., Case No. 18418-97, Supreme Court of New York, Bronx County (case filed 07/28/97). One individual suing. There has been no recent activity in this case.

Tomasino, et al. v. The American Tobacco Company, et al., Case No. 027182/97, Supreme Court of New York, Nassau County (case filed 09/23/97). Two individuals suing. In June 2009, the trial court granted defendants' motion to dismiss plaintiffs' claims for punitive damages as barred by the industry's 1998 settlement with the New York Attorney General, but denied the defendants' motion to dismiss the case. The dismissal of the punitive damages claim was affirmed by the intermediate appellate court in May 2010.  Plaintiffs' motion to reargue the decision was denied by the appellate court. The case is stayed.

Yedwabnick v. The American Tobacco Company, et al., Case No. 20525/97, Supreme Court of New York, Queens County (case filed 09/19/97). One individual suing. There has been no recent activity in this case.

Ohio

Croft, et al. v. Akron Gasket & Packing, et al., Case No. CV04541681, Court of Common Pleas, Cuyahoga County (case filed 08/25/05). Two individuals suing. There has been no recent activity in this case.

West Virginia

Brewer, et al. v. The American Tobacco Company, et al., Case No. 01-C-82, Circuit Court, Ohio County (case filed 03/20/01). Two individuals suing. There has been no recent activity in this case.

Little v. The American Tobacco Company, et al., Case No. 01-C-235, Circuit Court, Ohio County (case filed 06/04/01). One individual suing. There has been no recent activity in this case.

II. CLASS ACTION CASES

In Re: Tobacco Litigation (Personal Injury Cases), Case No. 00-C-5000, Circuit Court, West Virginia, Ohio County (case filed 01/18/00). Although not technically a class action, the court consolidated approximately 750 individual smoker actions that were pending prior to 2001 for trial of certain "common" issues. Liggett was severed from trial of the consolidated action. After two mistrials, in May 2013, the jury rejected all but one of the plaintiffs' claims, finding in favor of plaintiffs on the claim that ventilated filter cigarettes between 1964 and July 1, 1969 should have included instructions on how to use them. The issue of damages was reserved for further proceedings. The court entered judgment in October 2013, dismissing all claims except the ventilated filter claim. The judgment was affirmed on appeal and remanded to the trial court for further proceedings. In April 2015, the plaintiffs filed a petition for writ of certiorari to the United States Supreme Court which subsequently declined review. In July 2015, the trial court ruled on the scope of the ventilated filter claim and determined that only 30 plaintiffs have potentially viable claims against the non-Liggett defendants, which may be pursued in a second phase of the trial. The court intends to try the claims of these plaintiffs in six consolidated trials, each with five plaintiffs. With respect to Liggett, the trial court requested that Liggett and plaintiffs brief whether any claims against Liggett survive given the outcome of the first phase of the trial.  On May 23, 2016, the trial court ruled that the case could proceed against Liggett. Liggett requested that the trial court certify the matter to the West Virginia Supreme Court of Appeals, for review, but the trial court refused.  It is estimated that Liggett could be a defendant in approximately 90 individual cases. A scheduling order was entered governing the Phase I common issues pre-trial proceedings and discovery is underway.

Parsons, et al. v. A C & S Inc., et al., Case No. 98-C-388, Circuit Court, West Virginia, Ohio County (case filed 02/09/98). This purported class action is brought on behalf of plaintiff's decedent and all West Virginia residents who allegedly have personal injury claims arising from their exposure to cigarette smoke and asbestos fibers. The complaint seeks to recover unspecified compensatory and punitive damages for all potential members of the class. The case is stayed as a result of the December 2000 bankruptcy petitions filed by three defendants (Nitral Liquidators, Inc., Desseaux Corporation of North America and Armstrong World Industries) in the United States Bankruptcy Court for the District of Delaware.

Young, et al. v. American Brands Inc., et al., Case No. 97-19984cv, Civil District Court, Louisiana, Orleans Parish (case filed 11/12/97). This purported personal injury class action is brought on behalf of plaintiff and all similarly situated residents in Louisiana who, though not themselves cigarette smokers, were exposed to secondhand smoke from cigarettes that were manufactured by the defendants, including Liggett, and suffered injury as a result of that exposure. The plaintiffs seek an unspecified amount of compensatory and punitive damages. No class certification hearing has been held. The case has been stayed for a number of years, with the stay renewed every few years.  The last stay was entered on March 16, 2016 and stays the case, including all discovery, pending the completion of the smoking cessation program ordered by the court in Scott v. The American Tobacco Co.

III. HEALTH CARE COST RECOVERY ACTIONS

Crow Creek Sioux Tribe v. The American Tobacco Company, et al., Case No. cv-97-09-082, Tribal Court of the Crow Creek Sioux Tribe, South Dakota (case filed 09/26/97). The plaintiff seeks to recover actual and punitive damages, restitution, funding of a clinical cessation program, funding of a corrective public education program and disgorgement of unjust profits from alleged sales to minors. The case is dormant.